Exhibit 13.1

CERTIFICATION FURNISHED PURSUANT TO RULE 13a-14(b) (17 CFR 240.13a-14(b)) OR RULE 15d-14(b)
(17 CFR 240.15d-14(b)) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. 1350),
PROMULGATED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ILOG S.A. (the “Company”) on Form 20-F for the year ending June 30, 2008 (the “Report”), we, Pierre Haren, Chairman and Chief Executive Officer of the Company, and Jérôme Arnaud, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, promulgated under Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By
October 29, 2008	Name:	Pierre Haren
	Title:	Chairman and Chief Executive Officer
(principal executive officer)

By
October 29, 2008	Name:	Jérôme Arnaud
	Title:	Chief Financial Officer
(principal financial officer)

The foregoing certifications are being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C. § 1350 and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Such certifications will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates them by reference.